Exhibit 99.1

Ocean Power Technologies Receives U.S. Patent for its Power Take-Off
System for use with Wave Energy Conversion Buoys

Monroe Township, N.J., June 20, 2019 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (NASDAQ: OPTT), (“OPT”, or “the Company”) a leader in innovative and cost-effective ocean energy solutions, announced today that the Company has received a new U.S. patent for its Power Take-Off (PTO) System which is the mechanical heart of the PB3 PowerBuoy®. Ocean waves that pass-by the PowerBuoy® create a relative linear motion between the float and the spar components of the PB3. The PTO system takes the linear motion of the float through the input shaft and converts it into rotary motion via a ball-screw. The ball-screw drives a generator that produces electrical power thus completing the wave energy to electrical energy conversion.

George H. Kirby, President and Chief Executive Officer of OPT, stated, “This new patent provides significant additional protection for our proprietary technology that enables the PowerBuoy® to be deployed and to perform autonomously in the toughest waters in the world. We continue to grow our extensive intellectual property patent portfolio, to capitalize on our prior investments in research & development, and to protect our breakthrough technology, which enables us to deliver the maximum value to our shareholders.”

The PTO system has a mechanical efficiency of more than 90% and an expected minimum three years between service for continuous operation in the most severe environments, including the North Sea. The PTO system also contains a mechanical brake for locking the buoy during transportation and under storm conditions to prevent damage to the components.

This patent includes two different designs of the PTO system. The first design offsets the input rod and the ball-screw axes, which is currently being manufactured and deployed. The second design is based on a concentric input rod and ball-screw arrangement, which further simplifies the system and may be used in future PB3 PowerBuoy® deployments.

The newly issued patent increases the Company’s U.S. issued patent portfolio to 66 patents, of which 47 are active. The expiration dates for our issued U.S. patents run through 2037.

Outside of the U.S. we have been issued 237 patents across 13 countries with 37 of the active U.S. patents having at least one corresponding issued foreign patent. The Company’s patent portfolio includes patents and patent applications with claims directed to system design, control systems, power conversion, anchoring and mooring, and wave farm architecture.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy® uses ocean waves to provide clean and reliable electric power and real-time data communications for remote offshore applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

For Further Information:

Follow us on Twitter: https://twitter.com/OceanPowerTech

Follow us on Facebook: https://www.facebook.com/oceanpowertechnologies

Follow us on LinkedIn: https://www.linkedin.com//company/ocean-power-technologies

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

###

Investor Relations Contact:

Matthew Abenante, IRC

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Ocean Power Technologies, Inc.